CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS SECOND QUARTER

AND SIX MONTH 2022 RESULTS

Second Quarter 2022 vs. Second Quarter 2021

•	Revenue of $18.9 million compared to $22.3 million;
•	Gross profit of $3.7 million compared to $3.6 million;
•	Gross margin of 19.3% compared to 16.1%;
•	Net income of $0.5 million compared to $0.6 million;
•	Earnings per diluted share of $0.04 compared to $0.05;
•	Cash flow from operations of $0.3 million compared to $2.4 million.

Six Months 2022 vs. Six Months 2021

•	Revenue of $39.1 million compared to $53.1 million;
•	Gross profit of $7.1 million compared to $8.5 million;
•	Gross margin of 18.2% compared to 16.0%;
•	Net income of $0.5 million ($1.3 million excluding the first quarter severance accrual of $0.8 million) compared to $1.9 million;
•	Earnings per diluted share of $0.04 ($0.10 excluding the first quarter severance accrual of $0.06) compared to $0.15;
•	Cash flow used by operations of $(2.1) million compared to $(2.5) million;

•	Debt as of June 30, 2022 of $24.6 million compared to $27.7 million as of June 30, 2021 (excluding the $4.8 million Paycheck Protection Loan that was forgiven by the Small Business Administration on July 1, 2021).

EDGEWOOD, N.Y. – September 29, 2022 – CPI Aerostructures, Inc. (“CPI Aero®” or the “Company”) (OTC Expert Market: CVUA) today announced financial results for the three and six month periods ended June 30, 2022.

“Today we filed our second quarter 2022 results on Form 10-Q for the period ended June 30, 2022 and we are now current with our Securities and Exchange Commission reports. The Company believes the filing of this Form 10-Q will resolve the condition that led to NYSE American suspending trading in the Company’s common stock on the Exchange and its determination to commence proceedings to delist the common stock from the Exchange. We intend to request that the Exchange retract its delisting determination and resume trading of our common stock although there can be no assurance as to if or when the Exchange may do so,” said Dorith Hakim, President and CEO.

Added Ms. Hakim, “During the second quarter we continued to on-board new programs with first deliveries starting in the fourth quarter of 2022. Our gross profit margin increased 320 basis points due to a 19% increase in revenues in our Aerostructures programs and improved performance in our Welding products. Finally, we continued to pay down our debt while generating positive operating cash flow.”

Concluded Ms. Hakim, “With a total backlog of $504 million as of June 30, 2022, we remain confident in CPI Aero’s long-term outlook and are looking forward to the opportunities ahead as we build on our reputation for high quality and reliable performance.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI Aero is also a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “will,” “outlook,” “looking forward,” ”opportunities ahead,” “intend” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include the Company’s belief that the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022 will resolve the condition that led to NYSE American suspending trading in the Company’s common stock and its determination to commence delisting proceedings.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, any delay in the filing of Securities and Exchange Commission periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release or the reactions of customers or suppliers, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and the trading price and volatility of the Company’s common stock.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2021 and in the Company’s other filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022 (Unaudited)	2021
ASSETS
Current Assets:
Cash	$2,626,061	$6,308,866
Accounts receivable, net	4,846,553	4,967,714
Insurance recovery receivable	3,500,693	2,850,000
Contract assets	27,491,183	24,459,339
Inventory	3,587,781	4,028,925
Refundable income taxes	42,335	40,000
Prepaid expenses and other current assets	508,968	625,075
Total current assets	42,603,574	43,279,919

Operating lease right-of-use assets	6,937,956	7,796,768
Property and equipment, net	1,390,929	1,646,863
Intangibles, net	62,500	125,000
Goodwill	1,784,254	1,784,254
Other assets	325,854	372,741
Total assets	$53,105,067	$55,005,545

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$11,293,990	$10,429,018
Accrued expenses	5,110,731	6,102,587
Litigation settlement obligation	3,600,000	3,003,259
Contract liabilities	5,027,832	5,122,766
Loss reserve	918,548	1,495,714
Current portion of long-term debt	3,332,391	3,365,181
Operating lease liabilities	1,641,243	1,580,453
Income tax payable	—	5,165
Total current liabilities	30,924,735	31,104,143

Line of credit	21,000,000	21,250,000
Long-term operating lease liabilities	5,604,664	6,445,728
Long-term debt, net of current portion	262,656	1,540,747
Total liabilities	57,792,055	60,340,618

Shareholders’ Deficit:
Common stock - $.001 par value; authorized 50,000,000 shares, 12,449,327 and 12,335,683 shares, respectively, issued and outstanding	12,449	12,336
Additional paid-in capital	72,997,009	72,833,742
Accumulated deficit	(77,696,446)	(78,181,151)
Total Shareholders’ Deficit	(4,686,988)	(5,335,073)
Total Liabilities and Shareholders’ Deficit	$53,105,067	$55,005,545

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$18,925,406	$22,301,190	$39,060,503	$53,119,936
Cost of sales	15,265,716	18,704,588	31,966,204	44,603,246
Gross profit	3,659,690	3,596,602	7,094,299	8,516,690

Selling, general and administrative expenses	2,697,392	2,677,688	5,835,049	6,068,494
Income from operations	962,298	918,914	1,259,250	2,448,196

Interest expense	438,437	293,685	767,045	588,174
Income before provision for income taxes	523,861	625,229	492,205	1,860,022

Provision for income taxes	6,225	2,078	7,500	4,328
Net income	$517,636	$623,151	$484,705	$1,855,694

Income per common share – basic	$0.04	$0.05	$0.04	$0.15

Income per common share – diluted	$0.04	$0.05	$0.04	$0.15

Shares used in computing loss per common share:
Basic	12,439,000	12,188,197	12,401,281	12,086,299
Diluted	12,534,058	12,255,950	12,496,339	12,154,052